Exhibit 10.1

JOINDER AGREEMENT
THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of May 15, 2017, by DCII-1400 CROSSBEAM DRIVE, LLC, a Delaware limited liability company (the “Joining Party”) and delivered to KeyBank National Association, as Agent, pursuant to §5.5 of that certain Second Amended and Restated Credit Agreement dated as of December 22, 2015, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents dated September 30, 2016 (as the same has been and may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”), by and among Carter Validus Operating Partnership II, LP (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS
A.    Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Indemnity Agreement and the Contribution Agreement.

B.    Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.
NOW, THEREFORE, Joining Party agrees as follows:
AGREEMENT
1.Joinder. By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement. Joining Party agrees that such Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

2.Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Guarantor” or “Subsidiary Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors apply to the Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that the Joining Party becomes a Subsidiary Guarantor.

3.Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.

4.Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5.GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.Counterparts. This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7.Effective Date. The effective date (the “Effective Date”) of this Joinder Agreement is May ___, 2017.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.
“JOINING PARTY”
DCII-1400 CROSSBEAM DRIVE, LLC, a Delaware limited liability company

By:	Carter Validus Operating Partnership II, LP, a Delaware limited partnership, its sole member

By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, its General Partner
By:     /s/ Lisa Collado
Name: Lisa Collado
Title: Authorized Agent
ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as Agent
By:     /s/ Kristin Centracchio
Name: Kristin Centracchio
Title: Vice President

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